UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2015

CHINA TELETECH HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-130937	59-3565377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bao’an District, Guanlan Area, Xintian, Jun’xin Industrial Zone Building No. 9, 10, Shenzhen, Guangdong, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (850) 521-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

WWC, Professional Corporation (“WWC”) was previously the independent registered public accounting firm for China Teletech Holding, Inc. (“Company”). On May 8, 2015, WWC resigned as the Company’s independent registered public accounting firm. The Company engaged WWC effective November 12, 2014 as its independent accounting firm to conduct an interim review of its financial statements for the quarter ended September 30, 2014 and the audit of its financial statements for the fiscal year ended December 31, 2014.

Since the commencement of WWC’s engagement on November 12, 2014 through WWC’s resignation on May 8, 2015 (the “Engagement Period”), WWC did not issue an audit report on our financial statements containing an adverse opinion or disclaimer of opinion, nor did WWC issue a report that was qualified or modified as to uncertainty, audit scope or accounting principles, except in its report dated April 15, 2015 for the fiscal year ended December 31, 2014 with respect to the Company’s ability to continue as a going concern. During the Engagement Period, there were no disagreements between the Company and WWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to WWC’s satisfaction, would have caused WWC to make reference in connection with WWC’s opinion to the subject matter of the disagreement; and there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K, except certain material weaknesses in the internal controls over financial reporting as disclosed in the Form 10-K for the fiscal year ended December 31, 2014.

The Company provided WWC with a copy of this Form 8-K prior to its filing with the SEC and requested that WWC furnish the Company with a letter addressed to the SEC that provides that WWC agrees with the statements made above. A copy of WWC’s letter dated May 14, 2015 is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter to SEC, dated May 14, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Teletech Holding, Inc.

Date: May 14, 2015	By:	/s/ Yankuan Li
Name: Yankuan Li
Title: Chief Executive Officer (principal executive officer and duly authorized officer)

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